Q1 Fiscal 2024 | Financial Results

Lee D. Rudow
President and CEO

Mark A. Doheny
Chief Operating Officer

Tom L. Barbato
Chief Financial Officer

TRANSCAT®
Trust in every measure

Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," "plans," "aims" and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

This presentation includes some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided a discussion of these non-GAAP financial measures and reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.

Q1 FY24 Summary

Consolidated Results

- Q1 revenue up 11% to $60.6 million
- Gross margin of 30.9%, an improvement of 160 bps from prior year
- Adjusted EBITDA increased 16% from prior year to $8.5 million

Service Segment

- Q1 Revenue up 18% versus prior year; organic revenue growth of 11%
- Q1 Gross Profit grew 20% and gross margin expanded 50 bps to 32.5%
- Acquisition of SteriQual completed just after fiscal Q1 close

Distribution Segment

- Q1 Gross Profit increased 10% versus prior year
- Q1 Gross Margin expanded 270 bps to 27.7% driven by Rentals

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Revenue

($ in millions)



Service Segment
+18%
$33.9
$39.9
Distribution Segment
0%
$20.8
$20.7
Consolidated
+11%
$54.7
$60.6
Q1 FY23
Q1 FY24
Q1 FY23
Q1 FY24
Q1 FY23
Q1 FY24

Q1 Consolidated revenue up 11% on strong Service segment performance

Service revenue growth of 18% with strong organic growth of 11%

Q1 Distribution revenue consistent with prior year

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

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Gross Profit and Margin

($ in millions)


Service Segment
Distribution Segment
Consolidated
+17%
$10.8
$13.0
$5.2
$5.7
$16.0
$18.7
32.0%
32.5%
25.0%
27.7%
29.3%
30.9%
Q1 FY23
Q1 FY24
Q1 FY23
Q1 FY24
Q1 FY23
Q1 FY24

Consolidated gross margin in Q1 of 30.9% expanded 160 bps

Service gross margin in Q1 of 32.5% expanded 50 basis points primarily due to improved productivity and Service organic revenue growth

Distribution gross margin expanded 270 bps driven by Rentals

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Net Income, Diluted EPS, Adjusted Diluted EPS*

($ in millions, except EPS)


Net Income
Diluted EPS
Adjusted EPS*
$3.1
$2.9
$0.40
$0.38
$0.54
$0.52
Q1 FY23
Q1 FY24
Q1 FY23
Q1 FY24
Q1 FY23
Q1 FY24

Q1 net income of $2.9 million down 4% driven by higher interest expense and taxes

Q1 Diluted EPS $0.38 vs. $0.40 in prior year

**See supplemental slides for a description of this non-GAAP financial measure, Adjusted EPS reconciliation and other important information regarding Adjusted EPS*

Adjusted EBITDA* and Margin

($ in millions)


Service Segment
$5.5
16.2%
Q1 FY23
$6.2
15.6%
Q1 FY24
Distribution Segment
$1.8
8.8%
Q1 FY23
$2.2
10.8%
Q1 FY24
Consolidated
$7.3
13.4%
Q1 FY23
+16%
$8.5
14.0%
Q1 FY24

Consolidated adjusted EBITDA up 16% driven by strong performance from both segments

Service segment adjusted EBITDA up 14%

Distribution adjusted EBITDA up 23%

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA. All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.*

Operating Free Cash Flow

($ in millions)

Note: Components may not add to totals due to rounding	Three Months Ended June 24, 2023	Three Months Ended June 25, 2022
Net cash provided by operations	$7.5	$2.0
Capital expenditures (CapEx)	($2.8)	($2.4)
Operating free cash flow (FCF)**	**$4.8**	**($0.4)**

Cash Flow has improved versus prior year

Capital expenditures primarily focused on technology, Service capabilities/expansion and rental pool assets; in line with expectations

*** In addition to reporting net cash provided by operations, a U.S. generally accepted accounting principle ("GAAP") measure, we present operating free cash flow (net cash provided by operations less capital expenditures), which is a non-GAAP measure. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can then be used for, among other things, strategic acquisitions, investments in the business, and funding ongoing operations. Operating free cash flow is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net cash provided by operations and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Operating free cash flow, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.*

Balance Sheet Supports Growth Strategy

($ in millions)

Capitalization		
Note: Components may not add to totals due to rounding	**June 24, 2023**	**Mar 25, 2023**
Cash and cash equivalents	$2.1	$1.5
Total debt	48.4	49.1
Total net debt	**$46.2**	**$47.6**
Shareholders' equity	110.7	99.6
Total capitalization	**$159.1**	**$148.7**
Debt/total capitalization	30.4%	33.0%
Net debt/total capitalization	29.0%	32.0%

1.50x leverage ratio at quarter-end *(Total debt to TTM Adjusted EBITDA*)*

$37.5M available from credit facility at quarter-end

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

Outlook*

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2024 Expectations

Service segment: For Fiscal 2024, expect Service organic revenue growth to be in the high-single digit to low-double digit range and Service gross margin improvement from prior year.

Total Transcat: We expect the fiscal 2024 income tax rate to be in the range of 21% to 23%

Mid-to-long Term Outlook

- Strong organic growth in our Service segment remains a centerpiece of our strategy
- Our business continues to benefit from a predominantly life science-oriented market, driven by regulation and recurring revenue streams
- We have generated sustainable margin improvement over the past several years and we believe the improvement will continue
- We anticipate demonstrating more leverage on the S,G&A investments we have made in the years ahead
- Acquisitions that strengthen our fundamental value proposition will continue to be an important component of our go-forward strategy

** Outlook provided as of July 31, 2023*

Conference Call and Webcast Playback

- Replay Number: **412-317-6671** *passcode:* **13740167**
  Telephone replay available through **Tuesday, Aug 8, 2023**

- Webcast / Presentation / Replay available at
  www.transcat.com/investor-relations

Supplemental Information

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Adjusted EBITDA Reconciliation

($ in thousands)	FY 2023 Q1	FY 2024 Q1	FY 2024 Q1 TTM
Net Income	$ 3,072	$ 2,949	$ 10,565
+Interest Expense	360	814	2,871
+Other (Expense) / Income	(204)	64	612
+Tax Provision	376	813	3,236
Operating Income	$ 3,604	$ 4,640	$ 17,284
+Depreciation & Amortization	2,641	2,790	11,104
+Acquisition Related Add-Back	30	185	340
+Other (Expense) / Income	204	(64)	(612)
+Noncash Stock Compensation	828	930	3,479
Adjusted EBITDA	$ 7,307	$ 8,481	$ 31,595

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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Segment Adjusted EBITDA Reconciliation

($ in thousands)	FY 2023 Q1	FY 2024 Q1
Service Operating Income	$ 2,532	$ 3,192
+Depreciation & Amortization	2,139	2,226
+Acquisition Related Add-Back	30	185
+Other (Expense) / Income	134	(47)
+Noncash Stock Compensation	638	676
Service Adjusted EBITDA	$ 5,473	$ 6,232
Distribution Operating Income	$ 1,072	$ 1,448
+Depreciation & Amortization	502	564
+Other (Expense) / Income	70	(17)
+Noncash Stock Compensation	190	254
Distribution Adjusted EBITDA	$ 1,834	$ 2,249
Service EBITDA	$5,473	$6,232
Distribution EBITDA	$1,834	$2,249
Total Adjusted EBITDA	$7,307	$8,481

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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Adjusted Diluted EPS Reconciliation

($ in thousands)

	FY 23 Q1	FY 24 Q1
GAAP Net Income	$ 3,072	$ 2,949
Add back (deduct)		
Amortization of Intangibles	1,084	1,093
Acquisition deal costs	30	185
Acq Stock Expense	269	182
Income Tax Effect at 25%	(346)	(365)
Non-GAAP adjusted net income	$ 4,109	$ 4,044
Average diluted shares outstanding	7,629	7,762
Diluted earnings per share - GAAP	$ 0.40	$ 0.38
Diluted earnings per share - Non-GAAP	$ 0.54	$ 0.52

In addition to reporting Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction and integration expenses, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure. Our management believes Adjusted Diluted EPS is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.

Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.